January 1, 2011

To:       Amerilithium Corp.
Attn:     Matthew Worrall, President
          Robert Allender, Geologist, Exploration Manager

              Budget, Phase 1 Drill Program, Paymaster Property, Nevada

Phase 1 Three holes

Sub Contracting*:

Skytech Drilling, Inc; Mobilization-demobilization           $9,000.00
To include; Drill truck, pipe truck, water truck,
 mud cleaning system, Dog house, 2 pick-ups,
 consumables, room and board
Mud Pit construction; $5,000/pit x 3 pits                   $15,000.00
Drill Costs/hole; $23,000 x 3 holes                         $69,000.00
Reclamation of drill sites;                                 $15,000.00
Analytical and sampling costs;                              $10,000.00
                                                           -----------
  Total:                                                   $118,000.00

GeoXplor Corp Support:

  On Site Geologist:        $0 (supplied by AMEL)
  Truck:                    $0 (supplied by AMEL)
  Gas:                      $0 (supplied by AMEL)
  Equip & Supplies:         $1,000
  John Rud x 6 days         $5,400
  Mob-Demob;                $3,000

Total                                                      $127,400.00
  Disbursements@10%                                         $11,800.00
  Admin @ 12.5%                                             $15,925.00
                                                           -----------
                      Grand Total                          $155,125.00

Signed:  /s/ Clive Ashworth                 Date:    Feb 1/11
         -----------------------
         Clive Ashworth, GeoXplor Corp.

Signed:  /s/Matthew Worrall                 Date:    Feb 17, 2011
         -------------------
         Matthew Worrall, AmeriLithium Corp.